EXHIBIT 99.1

BARDA Awards Contract Worth up to $90 Million to The Medicines Company/Rempex for Development of Gram-Negative Antibiotic

Parsippany, NJ and San Diego, CA, February 5, 2014 --The Medicines Company (NASDAQ: MDCO) today announced that Rempex Pharmaceuticals, a wholly owned subsidiary, has been awarded a contract by the Biomedical Advanced Research and Development Authority (BARDA) worth up to $90 million to support the development of Carbavance. Carbavance is a combination of a carbapenem antibiotic with a novel beta-lactamase inhibitor for treatment of multi-drug resistant (MDR) gram-negative infections.

The BARDA contract is a cost-sharing arrangement that includes non-clinical development activities, clinical studies, manufacturing, and associated regulatory activities designed to gain US approval of Carbavance for treatment of serious gram-negative infections. Studies are also planned to assess the potential usefulness of Carbavance for treatment of certain gram-negative bioterrorism agents.

The contract includes an initial commitment of $19.8 million and subsequent option periods over 5 years that, if completed, would bring the total value of the award to approximately $90 million.

Michael Dudley, PharmD, Senior Vice President and Chief Scientific Officer of The Medicines Company/Rempex Pharmaceuticals, Inc. stated, “BARDA has assumed a leadership role in working to advance new antimicrobials through partnerships with the few companies that prioritize antimicrobial research and development. We are grateful that BARDA has recognized the potential usefulness of Carbavance for management of MDR gram-negative pathogens that present an urgent threat to the US healthcare system.”

Clive Meanwell, MD, PhD, Chairman and CEO of The Medicines Company, added, "With acute and intensive care hospitals in the United States facing rapid and increasing antibacterial resistance, this mutual commitment with BARDA is intended to save lives, alleviate suffering and contribute to the economics of healthcare by attacking gram-negative pathogens with Carbavance."

About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering, and contribute to the economics of healthcare by focusing on 3000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: acute cardiovascular care, surgery and perioperative care, and serious infectious disease care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

Forward-looking Statements
Statements contained in this press release about The Medicines Company and Rempex that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements, including with respect to Carbavance, to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include decisions of regulatory authorities regarding clinical trials related to, marketing approval for or material limitations on the marketing of Carbavance, and the timing of those decisions; whether results of preclinical studies and early clinical trials will be indicative of the results generated in later clinical trials; the extent of the commercial success of Carbavance, if approved; whether all option periods are exercised by BARDA and whether BARDA provides continued funding under the contract; the ability of the Company to successfully integrate Rempex’s business with the Company’s other businesses; and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on November 5, 2013, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.

Contact:
Neera Dahiya Ravindran, MD
Vice President, Investor Relations & Strategic Planning
The Medicines Company
+1 (973) 290-6044
neera.ravindran@themedco.com